AGREEMENT IN SATISFACTION

DATE:	February 1, 2006

PARTIES:

"Todd"     Thaddeus A Wier, Jr.
           1699 Sweet Road, East Aurora, NY 14052

"Donna"    Donna Wier
           1699 Sweet Road, East Aurora, NY 14052

"Centale"  Centale, Inc., a New York corporation
           4600 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309

PREMISES:

1. Todd, Donna, Centale and other parties are party to a Stock Purchase Agreement dated June 2, 2005 (the "Stock Purchase Agreement"), to which is annexed, among other things, a Consulting Agreement dated June 2, 2005 (the "Consulting Agreement").

2. By a Modification to Stock Purchase Agreement dated September 14, 2005 (the "First Modification Agreement"), Centale's payment obligation under the Consulting Agreement was replaced by a 5% Secured
     Convertible Promissory Note dated September 14, 2005 (the "September 14 Note").

3. By a Modification to Stock Purchase Agreement dated October 7, 2005 (the "Second Modification Agreement"), Centale's payment obligation under the Consulting Agreement was again replaced by a 5% Secured Convertible Promissory Note dated October 7, 2005 (the "October 7 Note").

4. Centale has defaulted in satisfying its payment obligation under the October 7 Note.

5. In December 2005 the Parties mutually acknowledged that the October 7 Note was uncollectible. Donna therefore agreed to cancel the payment obligation at that time on the undertaking by Centale that it would negotiate with Donna a replacement obligation on terms mutually satisfactory.

6. The Parties wish to replace the October 7 Note with a new note, and to cure all defaults existing under the October 7 Note.

7. Donna has recently loaned additional sums to Centale on a demand basis, none of which have been repaid, and expects to loan additional sums to Centale after this date.

AGREEMENT:

1. Issuance of Replacement Note. Simultaneous with the execution of this Agreement, Centale will execute and deliver to Donna a Secured Demand Note in the principal amount of One Hundred Fifty Thousand Dollars ($150,000) in the form annexed hereto as Appendix A and a Pledge Agreement in the form annexed hereto as Appendix B.

2. Subsequent Loans. In the event that Donna loans additional sums to Centale after the date hereof, Centale will issue an Amendment to Secured Demand Note in the form annexed hereto as Appendix C.

3. Grant of Stock Option. Upon execution of this Agreement, Centale will execute and deliver to Donna the option to purchase up to 6,500,000 shares for a price of $.01 per share in the form annexed hereto as Appendix D (the "Option").

4.   Registration Statement.   Promptly after the execution of this
     Agreement, Centale shall prepare and file with the Securities and Exchange Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Centale in order to comply with the provisions of the Securities Act, so as to permit a public sale by Donna of the shares that she may purchase upon exercise of the Option (the "Option Shares"). In connection with the registration of the Option Shares, Centale covenants and agrees as follows:

     a) Centale will use its best efforts to cause the registration statement to be declared effective as promptly as practicable.

     b) Until either (i) the Option has been converted and all of the Option Shares have been sold or (ii) Donna will be able to sell all of the remaining Option Shares in the public market without a prospectus within a six month period or (iii) the Option has terminated, the Company will file such amendments to the registration statement as are necessary in order to permit continued use of the prospectus.

     In the event that Centale fails to file the registration statement by April 17, 2006, there will be added to the Secured Demand Note, by Amendment in the form of Appendix C, an amount equal to five percent (5%) of the Implicit Damages for each month or partial month between April 17, 2006 and the date on which the Registration Statement is filed. The "Implicit Damages" will be the sum of (i) 6,500,000 times
     (ii) the last sale price reported for Centale's common stock on April 17, 2006 less (iii) $65,000.

5. Consulting and Agency Agreements. Simultaneous with the execution of this Agreement, Centale and Todd will execute a Consulting Agreement in the form annexed hereto as Appendix E and an Agency Agreement in the form annexed hereto as Appendix F.

6. Termination of Prior Agreements. The Stock Purchase Agreement, and all agreements annexed to it (other than the Second Amended and Restated Common Stock Purchase Warrant), and all modifications thereof, are hereby terminated, and shall have no further force or effect. The Second Amended and Restated Common Stock Purchase Warrant shall remain in full force and effect.

7. Mutual Releases. Donna and Todd each hereby releases and discharges Centale from any claim or liability arising prior to the date of this Agreement from any source or cause, except such claims and liabilities that arise under the terms of this Agreement and the several
     agreements and obligations appended to it.   Centale hereby releases
     and discharges each of Donna and Todd from any claim or liability arising prior to the date of this Agreement from any source or cause, except such claims and liabilities that arise under the terms of this Agreement and the several agreements and obligations appended to it.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of date set forth on its top line.


/s/ Thaddeus A. Wier, Jr.           /s/ Donna A. Wier
-------------------------           -------------------------
THADDEUS A. WIER, JR.               DONNA A. WIER


CENTALE, INC.

By: /s Juan Ferreira
--------------------------
Juan Ferreira, President

                                 APPENDIX A

       THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITY IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                               CENTALE, INC.

                    15% SECURED DEMAND PROMISSORY NOTE

Date of Issue:  February 1, 2006

     THIS PROMISSORY NOTE ("Note") is issued by CENTALE, INC., a New York corporation (the "Company"), and is designated as its 15% Secured Demand Promissory Note. This Note has been issued by the Company pursuant to the terms of an Agreement in Satisfaction, dated as of February 1, 2006.

     FOR VALUE RECEIVED, the Company promises to pay on demand to Donna
A. Wier, or assigns (the "Holder"), the principal sum of One Hundred Fifty Thousand ($150,000) Dollars. Interest shall accrue at the rate of 15% per annum on the principal balance outstanding.

     This Note is subject to the following additional provisions:
     1.   PAYMENTS.   The Company shall pay the principal balance of
this Note and all accrued interest on demand of the Holder. The Company shall also pay all accrued interest to the Holder on March 15, 2006 and on the 15th day of every month thereafter until this Note has been satisfied in full. The payments will be made in United States dollars by wire transfer in accordance with the Holder's written wire transfer instructions provided by the Holder to the Company from time to time or, if no such instructions are provided, by delivery of a personal check in such amount to the Holder at the address of the Holder as designated by the Holder in writing to the Company.

     2. PREPAYMENT. The Company may prepay its obligation under this Note at any time.

     3. NO RECOURSE TO STOCKHOLDERS, ETC. No recourse shall be had for the payment of the principal of, or any interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  February 1, 2006                 CENTALE, INC.


                                         By: /s/ Juan Ferreira
                                          --------------------------
                                         Juan Ferreira, President

                                 APPENDIX B

                             SECURITY AGREEMENT

     SECURITY AGREEMENT dated as of February 1, 2006, by and between CENTALE, INC., a New York corporation (the "Company") and DONNA A. WIER (the "Secured Party"). For value received, the Company hereby covenants for the benefit of the Secured Party as follows:

SECTION 1. Definitions. The following terms shall have the meanings as set forth in this Section except as otherwise indicated:

     (a) "Account(s)" means all of the Company's existing and future-created or future-acquired accounts, receivables, rights of any kind to receive payment for property sold or leased or for services rendered, contract rights, documents, bills, leases, rents, chattel paper, licenses, rights to refunds or indemnification, notes, acceptances and other forms of obligations, tax refunds, insurance proceeds and all proceeds of the above including the right of stoppage in transit and all books, records, computer programs, tapes, discs, software and guaranties with respect to any of the above.

     (b) "Equipment" means all of the Company's existing, future-created and future-acquired equipment, machinery, trade fixtures, fixtures, tools, appliances, office equipment, server equipment and peripherals, computer software, furniture, motor vehicles and all proceeds and products of the above as well as all related warranties, documents and insurance policies.

     (c) "Equipment Leases(s)" means all existing leases of any Equipment or other personal property presently or in the future entered into or acquired by the Company together with all renewal or purchase options.

     (d)  "Event of Default" means any event of default listed in
Section 5.

     (e) "General Intangible(s)" means all of the Company's existing, future-acquired and future-created trade secrets, proprietary information, know-how, inventions, good-will, patents, applications for patents, renewals and continuation of patents, reissues, trademarks, service marks, customer lists, distribution records and distributor lists, sales materials and records, purchasing materials and records, personnel records, sales order files, copyrights, manufacturing processes, rights of payments from, or performance of, obligations by any third party, software and computer programs and source code data relating thereto (including all current and historical data bases) all intangible property of any kind, all "general intangibles" of any kind as defined in the New Jersey Uniform Commercial Code, and all rights, agreements, records and documents relating to any of the property described in this provision.

     (f) "Instrument" means all of the Company's existing, future-created and future-acquired "instruments" as that term is defined in the New York Uniform Commercial Code.

     (g) "Inventory" means all of the Company's existing, future-created and future-acquired goods of every nature, kind and descrip-tion, wherever located including all livestock, raw materials, goods, work in process, finished goods, materials and supplies of any kind used, or to be used in the business of the Company, including all pro-ceeds and products of the above.

     (h)   "Pledged Collateral" means the collateral as so defined in
Section 2.

     (i) "Real Property" means all of the Company's interest (whether by fee or leasehold) in existing and future-acquired real estate and buildings, in leases thereon, and in leasehold improvements.

     (j) "Indebtedness" means (i) the Note; (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all costs and expenses incurred by Secured Party in connection with the protection or preservation of, or realization upon, the Collateral, including without limitation all reasonable attorneys' fees, and
(iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii) and (iii) above.

     (k) "Note" means the 15% Secured Demand Promissory Note dated February 1, 2006, executed by the Company and payable on demand to the Secured Party, and all amendments thereto or modifications thereof.

SECTION 2. Pledge. As collateral security for the Indebtedness, the Com-pany hereby grants to the Secured Party a security interest in, and does hereby assign to the Secured Party all right, title and interest of the Company in and to all of the following described property, whether now owned or hereafter acquired:

       (i) Accounts, Inventory, General Intangibles, Chattel Paper, Documents, Instruments, Equipment, Equipment Leases, and Fixtures;

      (ii) Equipment Leases;

     (iii) Real Property and Real Property leases;

      (iv) proceeds and products of, and substitutions for, the foregoing;

       (v) insurance policies and proceeds relating to the foregoing

(collectively the "Pledged Collateral").

     All property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Company and by such other instruments or documents as the Secured Party or his counsel may from time to time reasonably request.

     TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Secured Party and to his assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3. Obligations Secured. This Security Agreement is made, and the security interest created hereby is granted to the Secured Party, to secure the Indebtedness.

SECTION 4. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Secured Party may take any one or more of the following actions, no one of which shall be deemed the Secured Party's exclusive remedy:

        (a) Repossession. proceed with judicial process, or with the Company's consent, to take possession of all or any part of the Pledged Collateral and the Company agrees immediately upon receipt of notice from the Secured Party to do everything requested by such persons to assemble, assign, transfer or deliver all Pledged Collateral to the Secured Party and to provide the Secured Party immediate access to the Company's principal place of business and to every other place where any Pledged Collateral or any records of the Company may be stored or where the Company may conduct any business;

        (b) Sell Collateral. sell, assign, lease, transfer and deliver all, or any part, of any Pledged Collateral at a private sale or public auction for cash, upon credit or otherwise at such prices and upon such terms as the Secured Party may deem advisable and any requirement of reasonable notice to the Company shall be met if notice is mailed, postage prepaid, to the Company at the address set forth herein at least five (5) days prior to the sale or other disposition and Secured Party may be the purchaser at any public sale of any Pledged Collateral free of any right of redemption, which right the Company hereby waives, and the Company further waives any claim that any sale made in compliance with the notice provisions of this 4(b) as commercially unreasonable;

        (c) Collateral Proceeds. apply the proceeds of any sale, collection or other disposition of any Pledged Collateral first to all costs and expenses of sale or collection, including but not limited to any attorneys' fees and disbursements at trial or on any appeal and, then, to payment of any other Indebtedness in whatever order the Secured Party may, in his discretion, elect;

        (d) Direct Recourse. institute suit directly against the Company to collect any Obligations without first foreclosing on or liquidating any Pledged Collateral;

        (e) Deficiency. hold the Company liable for any deficiency that may remain after the sale of any Pledged Collateral;

        (f) Appointment of Receiver. without regard to: (i) the ade-quacy of the security for the obligations by virtue of this Security Agreement or (ii) the solvency of the Company, seek the appointment of a receiver or receivers to take possession of any or all of the Pledged Collateral, with the power to preserve, protect, and operate the Pledged Collateral preceding foreclosure or sale and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver or receivers may serve without bond if permitted by law;

        (g) Other Creditor Remedies. exercise any right or remedy available to a secured party under the Uniform Commercial Code or under any other applicable law of any jurisdiction.

        For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale pursuant to such agreement, and the Company shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default may have been remedied or the Obligations may have been paid or performed in full. Any sale pursuant to this Section 4 shall conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of Florida.

SECTION 5. Events of Default. For purposes of this Security Agreement, an "Event of Default" shall exist hereunder upon the happening of any of the following events:

     (a) a failure by the Company to pay any principal on demand or to pay any interest on the Note when due;

     (b) all or any part of the Pledged Collateral shall be attached or levied upon or seized in any legal proceedings or held by virtue of any lien or distress;

     (c) the Company shall fail to pay promptly all taxes and assessments upon any of the Pledged Collateral; or

     (d) the Company shall fail to comply with any other provision of this Security Agreement.

     It is understood and agreed that the occurrence of an event set forth above shall constitute an Event of Default only if the Company fails to cure such default within ten (10) days after notice of such default (the "Default Notice") which may be given at any time after the occurrence of such default.

SECTION 6. Return of Excess Proceeds of Sale and Cash. Any amounts remaining from proceeds of sale of Collateral after application of proceeds to Indebtedness under Section 4(c) shall be promptly remitted to the Company, its successors and assigns, or as otherwise provided by law. Application of any proceeds in accordance with the above provisions shall be deemed to have been made at such time as cash is received.

SECTION 7. Further Assurances. The Company agrees to join with Secured Party in executing, and to file or record, such notices, financing statements or other documents as may be necessary to the perfection of the security interests of Secured Party hereunder, and as Secured Party or his counsel may reasonably request, such instruments to be in form and substance satisfactory to Secured Party and his counsel. The Company agrees to do such further acts and things and to execute and deliver to Secured Party such additional conveyances, assignments, agreements and instruments as Secured Party may at any time reasonably request in connection with the administration and enforcement of this Security Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto Secured Party the rights, powers and remedies hereunder.

SECTION 8. Governing Law. This Security Agreement has been executed and delivered in the State of Florida and shall in all respects be construed in accordance with and governed by the laws of such State.

SECTION 9. Binding Agreement; Assignment. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of Secured Party and his heirs, successors and assigns, and to the Company and its successors and assigns.

	IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day and year first above written.

CENTALE, INC.


By: /s/ Juan Ferreira			/s/ Donna A. Wier
-------------------------               -------------------------
Juan Ferreira, President                DONNA A. WIER


								APPENDIX C

       THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITY IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                               CENTALE, INC.

                               AMENDMENT TO
                    15% SECURED DEMAND PROMISSORY NOTE

Date of Issue:  ____________, 2006

     Centale, Inc. (the "Company") issued to Donna A. Wier ("Wier") a 15% Secured Demand Promissory Note dated February 1, 2006 (the "Note") pursuant to an Agreement in Satisfaction dated that date. Since that date, Wier has loaned to the Company the additional sum of ___________ __________________($________) Dollars (the "Additional Loan"). In
consideration of the Additional Loan, the principal amount of the Note is hereby amended, effective on the date of issue set forth above. From this date forward, the principal amount of the Note shall be __________________________________ ($________) Dollars.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                     , 2006         CENTALE, INC.


                                       By:___________________________
                                          Juan Ferreira, President

                                APPENDIX D

February 1, 2006

                               CENTALE, INC.
                      COMMON STOCK PURCHASE OPTION

     THIS CERTIFIES THAT, for value received, Donna A. Wier or registered permitted assigns (the "Holder") is hereby granted the right to purchase, during the Exercise Period defined below, up to six million five hundred thousand (6,500,000) fully paid and non-assessable shares of the common stock, $.01 par value, ("Common Stock") of Centale, Inc. (the "Company").

     1.  Exercise Period.   The "Exercise Period" will commence on the
date set forth above. The Exercise Period will terminate on February 28, 2007.

     2. Exercise Price. The "Exercise Price" per share will be One Cent ($.01) per share, subject to adjustment as set forth in Section 6 hereof.

     3. Limit to Exercise. Anything in this Option to the contrary notwithstanding, in no event shall Holder be entitled to exercise this Option if, upon giving effect to such exercise, the Holder and her "affiliates" (as defined in Rule 405 under the 1933 Act) would beneficially own an aggregate number of shares of the Company's Common Stock that would exceed 9.99% of the outstanding shares of the Common Stock following such exercise.

     4.  Assignment and Registration

     Subject to the provisions hereof, this Option may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Option with the form of Assignment attached hereto duly completed and executed. This Option shall be cancelled upon such surrender and a new Option or Options shall be issued by the Company, in the name of the person to whom such transfer is made as to the portion of this Option transferred, and in the name of the holder of this Option as to any
portion not transferred.   Each Holder hereof consents and agrees that the
Company may treat the person in whose name this Option is registered on the books of the Company as the absolute owner hereof for all purposes and that the Company shall not be affected by any notice to the contrary. The foregoing notwithstanding, the Company shall have no obligation to transfer this Option on its books, and shall not do so, unless it shall have received evidence satisfactory to counsel for the Company that the transfer will not violate the Securities Act of 1933, as amended, or any of the rules and regulations promulgated thereunder, or the securities laws of any state.

     5.  Exercise of Option.

     A. The purchase rights represented by this Option are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during the Exercise Period as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Option, the Company shall cancel this Option upon the surrender hereof and shall execute and deliver a new Option of like tenor for the balance of the shares of Common Stock purchasable hereunder.

     B. This Option may be exercised by surrender of the Option with the annexed Exercise Form duly completed and executed together with the full Exercise Price in cash or by wire transfer for the number of shares of Common Stock as to which this Option is exercised, at the Company's principal executive offices. The "Effective Date" of exercise will be the first date on which the Company has received the completed Exercise Form and the Exercise Price.

     C. If (a) the Company's Common Stock is quoted on a public market and (b) the Market Value of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Option for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Option (or the portion thereof being cancelled) by surrender of this Option at the principal office of the Company together with the properly endorsed Subscription Form, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                        X = Y (A-B)
                            ------
                               A

    Where  x =  the number of shares of Common Stock to be issued to the Holder


           Y = the number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised (at the date of such calculation)

           A = the Market Value of one share of the Company's Common
               Stock (at the date of such calculation)

           B = Exercise Price

"Market Value" means the average closing bid price reported for the Common Stock on its principal trading market for the five trading days preceding the date on which the Subscription Form is received by the Company.

     D. Upon the exercise of this Option, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such exercise and a new Option or Options representing any unexercised portion of this Option. Each person in whose name any certificates for Common Stock are issued shall, for all purposes, be deemed to have become the holder of record of such Common Stock at the close of business on the Effective Date of exercise of this Option, irrespective of the date of delivery of such certificate, except that if the transfer books of the Company are closed on the Effective Date, such person shall be deemed to have become the holder of record of such Common Stock at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Option shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

     6.  Recapitalization.

     A. Stock Splits, Etc. If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this Option shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to this Option, but the aggregate Exercise Price shall be allocated among all shares subject to this Option after giving effect to the adjustment.

     B.  Capital Events. If there is any other change in the Common
Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Option as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

     7.  Notices to Option Holders.

     Nothing contained in this Option shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matters or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Option and prior to its exercise, any of the following events shall occur:

     (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

     (b) The Company shall offer to all the holders of its Common
Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or option to subscribe therefor; or

     (c) A merger or consolidation of the Company in which the Company is not the surviving Company or the adoption of a plan of liquidation or a sale of all or substantially all of its assets shall be proposed;

then, in any one or more of said events, the Company shall give written notice to all holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or options, or any proposed dissolution, liquidation, winding up or sale.

     8.  Successors.

     All the covenants, agreements, representations and warranties contained in this Option shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     9.  Law Governing.

     This Option shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

     WITNESS the signature of the duly authorized Chief Operating Officer of the Company.

                                          CENTALE, INC.

                                          By /s/ Juan Ferreira
                                          -------------------------
                                          Juan Ferreira
                                          President

                                 EXERCISE FORM

                  (To be Executed by the Registered Holder
                      in order to Exercise the Option)

TO: CENTALE, INC.

The undersigned, pursuant to the provisions set forth in the attached Option, hereby irrevocably elect to purchase (check applicable box):

___	____________ shares of the Common Stock covered by the Option; or

___	the maximum number of shares of Common Stock covered by the Option pursuant to the cashless exercise procedure set forth in Section 3(C).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Option, which is $________________. Such payment takes to form of (check applicable box):

___	$_________________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Option as is exercisable for a total of ______________ shares of Common Stock (using a Market Value of $___________ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 3(C), to exercise this Option with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 3(C).

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to
______________________________________________________________      whose
address is __________________________________________________________


Dated:_______________
                                          ________________________________
(Signature must conform to name of
holder as specified on the face of
the Option)

                                          ________________________________

                                          ________________________________
                                          (Address)

                                  ASSIGNMENT

                 (To be executed by the registered holder in
                        order to transfer the Option)


     FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto ________________________ (Social Security No. ______________) the right to purchase ________________ shares of Common Stock of Centale, Inc. (the "Company") evidenced by the attached Option and does hereby irrevocably constitute and appoint _________________________________________ attorney to transfer the said
Option on the books of the Company, with full power of substitution.

                                            ______________________________
                                            Signature
Dated:
                                            ______________________________
                                            Name of Registered Owner
                                            (Print)
In the presence of:

______________________________              ______________________________
                                            Address

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Option in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank (other than a savings bank) or a trust company having an office or correspondent in New York, or a firm having membership on a registered national securities exchange.

                                                              APPENDIX E

                              CONSULTING AGREEMENT

     AGREEMENT made as of the 1st day of February, 2006 by and between CENTALE, INC., a New York corporation with offices at 6700 N. Andrews Avenue, Suite 605, Fort Lauderdale, FL 33309 (the "Corporation"), and THADDEUS A. WIER, JR., residing at 1699 Sweet Road, East Aurora, NY 14052 ("Wier").

     WHEREAS, the Corporation wishes to retain Wier to provide advice and perform certain services to assist the Corporation in developing and implementing its business plan, and Wier is willing to provide such advice and assistance.

     NOW, THEREFORE, it is agreed:

     1. Consulting Services.

        (a) Upon request of the Corporation's Board of Directors or its Chief Executive Officer or its Chief Operating Officer, Wier shall provide advice and consultation. Wier will make himself available at such times as he shall determine in his sole discretion, based on his other business and personal obligations. Wier shall not be required to devote any specific amount of time to the performance of services hereunder, but shall devote such time as he determines.

        (b) Wier agrees to provide consulting services to the Corporation in the areas of business development, investor relations, public relations, and finance. Among the services that Wier may provide are the following:

     * render professional advice and guidance in the development of a strategic business plan for the Corporation;

     * design a strategic financing plan commensurate with the financial requirements of the Corporation, and assist the Corporation by answering questions and advising on any financial or strategic issues that may arise which affect the Corporation;

     * target potential merger and acquisition candidates for the Corporation, including: initiating direct contact with such candidates; determining if there is an interest on the part of any such candidate; and establishing the qualification of any interested candidates;

     * provide due diligence and assist with negotiations and structuring potential business opportunities and operations;

     * assist the Corporation with various other transactional services and/or provide miscellaneous financial advice as may be requested by the Corporation and which is within the scope of services provided by Wier.

     2. Compensation.

    	(a) Consulting Fee. After the conclusion of each calendar month, Consultant shall submit an invoice to the Corporation, indicating the actual time worked and nature of the work performed under this Agreement during the month. Within ten days after receipt of a monthly invoice from Wier, the Corporation will pay Wier a fee of One Hundred Seventy-Five Dollars ($175) per hour for services identified on the invoice. At Wier's option, as indicated in the monthly invoice, the fee due to Wier will be paid, in whole or in part, by issuance of common stock of the Corporation. The number of shares to be issued will equal 200% of (i) the cash fee due divided (ii) the average last sale price of the common stock for the last five trading days in the month. Payment by the Corporation to Wier shall not be subject to any deductions; however, Wier agrees to indemnify the Corporation should Wier fail to pay any assessments or taxes due on Consultant's compensation hereunder.

        (b) Life Insurance. The Corporation has purchased a universal life insurance policy on Wier's life which will pay to the beneficiaries designated by Wier from time to time a death benefit of One Million Dollars ($1,000,000) in the event of Wier's death. The Corporation will continue to pay all premiums on said policy when due throughout the Term of this Agreement.

        (c) Health Insurance. The Corporation will reimburse Wier for all premiums paid by him during the Term of this Agreement for health insurance covering Wier and his immediate family.

        (d) Reimbursement of Business Expenses. Wier shall be entitled to reimbursement of all reasonable business expenses actually incurred by Wier in the discharge of Wier' duties hereunder, including expenses for entertainment, travel, employee training and similar items, upon submission to the Corporation with satisfactory documentation thereof.

     3. Term.

        (a) The "Term" of this Agreement shall commence on the date of this Agreement and shall terminate on February 28, 2008.

        (b) Prior to the date set forth in Section 3(a), this Agreement may be terminated as follows:

        (i) by Wier at any time, upon ten days written notice to the Corporation;

        (ii) by the Corporation for Cause. As used herein, the term "Cause" shall mean only the following: (A) conviction during the Term of a crime involving moral turpitude, or (B) material, willful or gross misconduct by Wier in the performance of his duties hereunder.

     4. Covenant of Non-Competition. In consideration of the undertakings by the Corporation herein, Wier covenants for the benefit of the Corporation and the shareholders thereof as follows:

        (a) The "Restricted Period" for purposes of this Covenant shall commence on the date of this Agreement and shall continue for a period ending on the date which is one year after the date on which this Agreement terminates.

        (b) During the Restricted Period Wier shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for himself or for any other person, engage in, or assist any other person to engage in, any Competitive Activities. For purposes hereof, "Competitive Activities" shall include the following:

        (i) 	Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunities which became available to the Corporation or any of its subsidiaries or affiliated entities during the Term of this Agreement;

        (ii) 	Engaging in (A) the business of marketing desktop software
applications, (B) the business of compiling and/or marketing databases, or (C) the business of generating and/or marketing marketing leads; or

        (iii) 	Hiring, offering to hire, enticing away or in any
manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with the Corporation or any affiliate or subsidiary of the Corporation to discontinue his relationship with such company, or to become employed by any other entity.

        5. Indemnification. The Corporation shall indemnify and hold Wier harmless against claims, losses, expenses, damages or other liabilities, including reasonable attorney's fees and costs of investigation, asserted by any third party (collectively, "Losses") incurred as a result of Wier's services on behalf of the Corporation, both prior to and after the date of this agreement, including services as an officer, executive, or member of the Board of Directors, except to the extent that such are caused by the intentional or willful misconduct of Wier, which misconduct is proven in an unappealable judgment of a court of competent jurisdiction. In the event any action, proceeding or claim is asserted against Wier, Wier shall promptly deliver notice of such action, proceeding or claim to the Corporation and Wier shall then cooperate in the defense against the claim. The Corporation shall defend and pay all costs and expenses (including costs and expenses of counsel) incurred in such defense. The Corporation shall have the exclusive right to select legal counsel, reasonably acceptable to Wier, and to settle the action. No settlement of any action against Wier shall be made without Wier's consent, which consent shall not be unreasonably withheld.

        6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     CENTALE, INC.


                                     By: /s/ Juan Ferreira
                                     --------------------------
                                     Juan Ferreira, President


                                     /s/ Thaddeus A. Wier, Jr.
                                     --------------------------
                                     THADDEUS A. WIER, JR.

                                                         APPENDIX F

                              AGENCY AGREEMENT

     AGREEMENT made this 1st day of February, 2006 between CENTALE, INC., a New York corporation with offices at 6700 N. Andrews Avenue, Suite 605, Fort Lauderdale, FL 33309 (the "Company") and THADDEUS A. WIER, JR., with offices at 1699 Sweet Road, East Aurora, NY 14052 (herein referred to as "the Agent").

     WHEREAS, the Company is engaged in the business of developing and licensing Web-based desktop software applications ("Applications") as well as email databases and related marketing programs ("Databases"), and Agent wishes to market the Applications and the Databases.

     NOW, THEREFORE, it is agreed:

     1.      Scope of Appointment as Agent.

     1.1 The Company hereby appoints Agent as an authorized sales representative for the Applications and the Databases. Agent may market the Applications and Databases to all potential customers, except that the Company and Agent will from time to time by mutual agreement exclude certain potential customers from the scope of Agent's agency as necessitated by the development of the Company's distribution programs.

     1.2 During the Term hereof Agent shall be entitled to appear as an authorized representative of the Company at trade shows, conventions and the like (e.g. NIBA, FSX, NIRI, etc.) for the purposes of marketing the Applications and Databases. The Company will reimburse Agent for any reasonable expenses incurred in making such appearances, including travel, lodging and food expenses.

     1.3 Upon initiating a marketing relationship with a potential customer, Agent will identify the customer to the Company in writing (the "Customer Notice"). Unless the Company, within three days of receipt of the Customer Notice, provides Agent with documentary evidence that the Company has within the six months prior to receipt of the Customer Notice, carried on substantial two-way marketing discussions with the customer identified in the Notice, that customer will be deemed a "Wier Customer" for all purposes hereunder.

     1.4 Agent is authorized to utilize independent dealers, distributors and subcontractors in connection with the marketing of the Applications and Databases, except that Agent may not assign to any of them the right to use the Databases provided to him hereunder.

     2.      Compensation.   If the Company licenses an Application or a
Database to a Wier Customer within one year after receipt of the Customer Notice with respect to that Wier Customer, the Company shall pay to the Agent fifty-five percent (55%) of the Gross Revenue received from the Sponsor. For this purpose, "Gross Revenue" will be the fees and other revenue paid by the Sponsor to the Company in cash or by transfer of personal property, including license fee, hosting fee, maintenance fee, and any other payment to the Company for goods or services. Payment from the Company to the Agent will be due when the Company receives the related payment from the Sponsor. Payment by the Company to the Agent will be due with respect to the initial contract between the Company and the Sponsor and any replacement for same and with respect to any other business transaction between the Company and the Sponsor. Payment will be due, notwithstanding the termination of this Sales Agency Agreement, with respect to any Gross Revenue received from the Sponsor during the ten years following the initial transaction between the Company and the Sponsor.

     3.      Limited Warranties to Agent; Indemnification by the Company.

     3.1 The Company warrants that the Applications and Databases will be free from defect when delivered. However, the Company's sole obligation for any breach of this limited warranty shall be, in the Company's sole option,
(a) to repair the defect or (b) refund the fees paid by the customer. The Company further warrants that (a) it is the owner of or has licenses in the technology and intellectual property underlying the Applications, and (b) it is not aware of any third party patents, trademarks or copyrights that would be infringed by the use of the Applications or Databases by Agent or by a Wier Customer.

     3.2 THE FOREGOING LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, BY THE COMPANY INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     3.3 The Company will indemnify and hold the Agent harmless from any third party claims arising from a breach of any of the foregoing warranties.

     4. Exclusive Dealings. During the Term hereof and for six (6) months following the termination of this Agreement (other than termination by the Agent for cause), the Agent shall not distribute, or act as an agent or representative of any developer, publisher, or manufacturer, of (i) any software program that includes a desktop application or of (ii) email databases.

     5. Term and Termination. The "Term" of this Agreement shall commence on the date hereof and continue until February 28, 2009. The termination date may be extended to February 28, 2012 if Agent gives notice of such extension no less than ten days prior to the termination date. In the event that within one year after termination of this Agreement the Company licenses an Application or a Database to a Wier Customer, then the Company shall pay to the Agent the compensation provided in Section 2 hereof.

     6. Database License. Throughout the Term hereof, Wier shall be entitled to use any and all Databases owned by the Company or licensed to the Company. Wier may use such Databases for the purpose of marketing the products and services offered by any entity in which Wier or a member of Wier's immediate family has an ownership interest of at least ten percent (10%).

     7. Successors and Assigns. This Agreement and the rights hereunder may not be assigned by either party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

     8. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto or their respective representatives with respect to the matters herein and shall not be modified or amended except by written agreement signed by the parties to be bound thereby.

     9. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page.

CENTALE, INC.


By: /s/ Juan Ferreira               /s/ Thaddeus A. Wier, Jr.
------------------------            --------------------------
Juan Ferreira, President            THADDEUS A. WIER, JR.